SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2003

ALABAMA NATIONAL BANCORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-25160	63-1114426
(State of Incorporation)	(Commission File Number)	(IRS Employer IdentificationNumber)

1927 First Avenue North, Birmingham, Alabama 35205

(Address of principal executive offices, including zip code)

(205) 583-3600

(Registrant’s telephone number, including area code)

Item 5. Other Events and Required Regulation FD Disclosure.

On October 22, 2003, Alabama National BanCorporation, a Delaware corporation (“ANB”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Indian River Banking Company, a Florida corporation (“Indian River”). The Merger Agreement provides, among other things, that Indian River will be merged with and into ANB, with ANB being the surviving corporation (the “Merger”). Indian River’s wholly-owned banking subsidiary, Indian River National Bank, will become a subsidiary of ANB following the merger.

Pursuant to the Merger Agreement, holders of Indian River common stock and holders of options to purchase shares of Indian River common stock will receive, in the aggregate, 2,150,000 shares (or options to purchase shares) of ANB common stock. The effective exchange ratio will be 0.9408 shares of ANB common stock for each share of Indian River common stock. This exchange ratio could adjust upward with certain limits in accordance with the Merger Agreement. Consummation of the Merger is subject to the satisfaction of certain conditions, including approval and adoption of the Merger Agreement by the shareholders of Indian River, approval of the Merger by appropriate regulatory agencies and certain other conditions. This summary description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement which is attached to this report as Exhibit 2.1 and is incorporated herein by reference.

The press release announcing the above described Merger is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 7. Financial Statements and Exhibits.

(c)	Exhibits.

	Exhibit Number	Exhibit

	2.1	Agreement and Plan of Merger dated October 22, 2003, between Alabama National BanCorporation and Indian River Banking Company

	99.1	Press Release dated October 22, 2003

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALABAMA NATIONAL BANCORPORATION

By:	/s/ WILLIAM E. MATTHEWS, V
William E. Matthews, V
Executive Vice President and Chief Financial Officer

Dated:  October 23, 2003

INDEX TO EXHIBITS

Exhibit Number	Exhibit

2.1	Agreement and Plan of Merger dated October 22, 2003, between Alabama National BanCorporation and Indian River Banking Company

99.1	Press Release dated October 22, 2003